Exhibit 10.17

ASSIGNMENT OF PROMISSORY NOTE AND WARRANT

THIS ASSIGNMENT OF PROMISSORY NOTE and WARRANT is made this 28th day of March, 2022, by and between AsiaMax Holdings Limited (“Assignor”), a Hong Kong limited company with registered address at 18 - 19/F Win Plaza, 9 Sheung Hei Street, San Po Kong, Kowloon, Hong Kong and Santai Biotechnology Research Institute Company Limited, a Hong Kong limited company with registered address at 1l/F Fuk Chiu Factory Building, 20 Bute Street, Mongkok, Kowloon, Hong Kong (“Assignee”).

BACKGROUND

A. Effective as of June 10, 2021, JP Outfitters, LLC, a Delaware limited liability company (“JPO”), and Assignor entered into an Amended and Restated Promissory Note (the “Note”) whereby JPO promised to pay Assignor US $500,000, plus interest as described in such Note.

B. Also effective as of June 10, 2021, JPO issued a Warrant to Assignor (the “Warrant”) entitling Assignor to purchase a 75% Membership Interest in JPO under the terms as described in the Warrant. Pursuant to the terms of a separate Letter Agreement between JPO and Assignor dated June 10, 2021, Assignor may exercise its purchase rights under the Warrant on or after March 31, 2022.

C. Assignor desires to assign to Assignee all of Assignor’s right, title and interest in and to the Note and Warrant (together, the “‘Loan Documents”).

NOW, THEREFORE, in consideration of the foregoing Background ,which is deemed incorporated herein by reference and intending to be legally bound, Assignor and Assignee hereby agree as follows:

1. The Assignor hereby irrevocably and absolutely assigns, sells and transfers to the Assignee, without recourse and without representation or warranty of any kind, and Assignee hereby purchases and assumes from the Assignor all of Assignor’s right, legal title and interest in and to the Loan Documents.

2. The Assignee represents and ·warrants:

(a) that it has adequate information concerning the business and financial condition of JPO as to make an informed decision regarding the purchase of the Loan Documents and has independently and without reliance upon the Assignor undertaken its own inspection, review and evaluation of the Loan Documents and JPO’s business operations and Assignee has not, in any way, relied upon any assurances, representations or warranties, express or implied, oral or written, made by the Assignor or any of its officers, agents or employees of any kind, and based on such information as the Assignee has deemed appropriate, made its own analysis and decision to purchase the Loan Documents;

(b) THAT ASSIGNEE IS PURCHASING THE LOAN DOCUMENTS IN “AS IS” CONDITION. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER ASSIGNOR NOR ANY OTHER PERSON ACTING OR PURPORTING TO ACT ON BEHALF OF ASSIGNOR HAS MADE ANY WARRANTY OR REPRESENTATION CONCERNING THE LOAN DOCUMENTS. NEITHER ASSIGNOR NOR ANY OTHER PERSON ACTING OR PURPORTING TO ACT ON BEHALF OF ASSIGNOR HAS MADE ANY WARRANTY OR REPRESENTATION CONCERNING JPO’S ASSETS OR BUSINESS OPERATIONS;

(c) that Assignee has received executed copies of the Loan Documents;

(d) that Assignee has been represented by competent legal counsel in connection with the negotiation, preparation of documents for, and communication of the assignment of the Loan Documents, and all items, issues and concerns of Assignee and its counsel in connection therewith have been raised by Assignee to Assignor and have been fully resolved to the satisfaction of Assignee; and

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(e) that Assignee has complied with any and all legal requirements under the laws of Hong Kong to enter into this Agreement and to receive the assignment of the Loan Documents.

3. The Assignor represents and warrants that it is the sole legal and beneficial owner of the interests in the Loan Documents being assigned by it hereunder. Assignor represents and warrants that the execution of this Agreement and the Assignment of the Loan Documents interest have been authorized by all necessary corporate action of Assignor, and that it has the full right to transfer, convey, and assign all of its interest in the Loan Documents without obtaining the consent of any other party other than JPO.

4. Upon receipt of Five Hundred thousand US Dollars (US $500,000.00) from Assignee in immediately available fonds by wire transfer on or before March 31st, 2022, (the “Deadline”), Assignor shall provide an Allonge in the form attached hereto as Exhibit A, without recourse, to the order of the Assignee.

5. None of the Assignee or its equity holder(s) are or shall be (i) a person with whom Assignor is restricted from doing business under any Anti-Terrorism Law (as hereinafter defined), (ii) engaged in any business involved in making or receiving any contribution of funds, goods or services to or for the benefit of such a person or in any transaction that evades or avoids, or has the promise of evading or avoiding, the prohibitions set forth in any Anti-Terrorism Law (as hereinafter defined), or (iii) orthenine in violation of any Anti-Terrorism Law. For the purposes of this Agreement, Anti-Terrorism Laws shall mean any laws relating to terrorism or money laundering, including Executive Order No. 13224, effective September 24, 2001, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56,, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing orders or laws may from time to time be amended, renewed, extended, or replaced). The Assignee and its equity holders shall provide to Assignor any certifications or information that Assignor requests to confirm compliance by the Assignee and its equity holders with Anti-Terrorism Laws.

6. Assignor shall execute, deliver and/or record any additional instrument as Assignee may reasonably require to better assure and confirm to assignee all or any part of the Loan Documents assigned by Assignor to Assignee hereunder

7. This Assignment shall be governed by, and construed in accordance with, the lmrs of the United States and the State of Delaware.

8. Assignee irrevocably consents to the jurisdiction of the Courts of Common Pleas of Hamilton County, State of Ohio or the United States District Court for the Southern District of Ohio in any and all actions and proceedings whether arising hereunder or under any other agreement or undertaking and irrevocably agrees to service of process by certified mail, return receipt requested to the address of Assignee set forth herein.

9. ASSIGNEE HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAYE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST ASSIGNOR WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR OTHER\VISE.

10. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree, including electronic mail. Without limiting the foregoing, first-class mail and commercial courier service are hereby agreed to as acceptable methods for giving Notices. Regardless of the manner in which provided, Notices may be sent to a party’s address set forth below or to such other address as any party may give to the other in writing for such purpose in accordance with this section:

To Assignor: 18- 19/F, Win Plaza, 9 Sheung Hei Street, San Po Kong,, Kowloon, Hong Kong

To Assignee: I 1/F Fuk Chiu Factory Building, 20 Bute Street, Mongkok, Kowloon, Hong Kong

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IN WITNESS WHEREOF, Assignor and Assignee hereby execute this Assignment of Promissory Note and Warrant the day and year first written above.

ASSIGNEE:		ASSIGNOR:

Santai Biotechnology Research Institute Company Limited		AsiaMax Holdings Limited

By:	/s/ Lo Yuk Lam	By:	/s/ Sam KW Chung
Name:	Lo Yuk Lam	Name:	Sam KW Chung
Title:	Director	Title:	Director

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EXHIBIT A

ALLONGE

This Allonge relates to that certain Amended and Restated Promissory Note (“Note”) dated June 10, 2021, from JP Outfitters, LLC to AsiaMax Holdings Limited this Allonge shall be attached to the Note and shall be considered a part thereof.

PAY TO THE ORDER OF Santai Biotechnology Research Institute Company Limited, ‘WITHOUT WARRANTY, REPRESENTATION OR RECOlJRSE OF ANY Kil’•U).

AsiaMax Holdings Limited

By:	/s/ Sam KW Chung
Name:	Sam KW Chung
Title:	Director

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